Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-273248) on Form S-3 and registration statements (Nos. 333-197317 and 333-256081) on Form S-8 of our report dated February 27, 2024, except for Note 21, as to which the date is March 4, 2024, with respect to the consolidated financial statements of Brookline Bancorp, Inc. and our report dated February 27, 2024 with respect to the effectiveness of internal control over financial reporting.
                    /s/ KPMG LLP
Boston, Massachusetts
March 4, 2024